Registration No. 333-35208

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

________________

WEST COAST BANCORP

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Oregon	93-0810577
(State of incorporation)	(IRS Employer Identification No.)
5335 Meadows Road, Suite 201 Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

2000 RESTRICTED STOCK PLAN

(Full title of the plan)

________________

Robert D. Sznewajs

President and Chief Executive Officer

West Coast Bancorp

5335 Meadows Road, Suite 201

Lake Oswego, Oregon 97035

Telephone (503) 684-0884

(Name, address, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

________________

DEREGISTRATION

DEREGISTRATION

The total number of shares of common stock of West Coast Bancorp registered pursuant hereto for issuance under the 2000 Restricted Stock Plan was 250,000 shares. The Registration Statement is hereby amended to remove from registration all shares that have not yet been issued.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See "Exhibit Index" immediately following the signature page below.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on December 2, 2009.

WEST COAST BANCORP

(Registrant)

By:	/s/ Richard R. Rasmussen
Richard R. Rasmussen
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on December 2, 2009.

Principal Executive Officer:
	*Robert D. Sznewajs	President and CEO and Director

Principal Financial Officer:
	*Anders Giltvedt	Executive Vice President and Chief Financial Officer

Principal Accounting Officer:
	*Kevin M. McClung	Senior Vice President and Controller

Remaining Directors:
*Lloyd D. Ankeny, Chairman
*Michael J. Bragg
*Duane C. McDougall
*Steven J. Oliva
*Steven N. Spence
*David J. Truitt
*Nancy A. Wilgenbusch, PhD.

*By	Richard R. Rasmussen
Richard R. Rasmussen
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

24.1	Power of Attorney

POWER OF ATTORNEY

Each person whose signature appears below designates and appoints ROBERT D. SZNEWAJS and RICHARD R. RASMUSSEN and each of them, his or her true and lawful attorneys-in-fact and agents to sign post-effective amendments to currently effective registration statements on Forms S-8 filed prior to the date below by West Coast Bancorp, an Oregon corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in order to remove from registration shares not yet sold under registration statements for plans that are no longer in use. Each person signing below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the post-effective amendments to the registration statements, as fully as he or she could do in person, hereby ratifying and confirming all that such attorneys-in-fact may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 23rd day of September, 2009.

Signature	Title
/s/Robert D. Sznewajs Robert D. Sznewajs	President, Chief Executive Officer and Director
/s/Anders Giltvedt Anders Giltvedt	Executive Vice President and Chief Financial Officer
/s/Kevin M. McClung Kevin M. McClung	Senior Vice President and Controller
/s/Lloyd D. Ankeny Lloyd D. Ankeny	Director, Chairman of the Board
/s/Michael J. Bragg Michael J. Bragg	Director
/s/Duane C. McDougall Duane C. McDougall	Director
/s/Steven J. Oliva Steven J. Oliva	Director
/s/Steven N. Spence Steven N. Spence	Director
/s/David J. Truitt David J. Truitt	Director
/s/Nancy Wilgenbusch, Ph.D. Nancy Wilgenbusch, Ph.D.	Director